As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-162060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Pre-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNTEL, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-2312018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

525 E. Big Beaver Road, Suite 300

Troy, MI 48083

(248) 619-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel M. Moore

Chief Administrative Officer, General

Counsel and Corporate Secretary

Syntel, Inc.

525 E. Big Beaver Road, Suite 300

Troy, MI 48083

(248) 619-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Edwin J. Lukas

Bodman LLP

6th Floor at Ford Field

1901 St. Antoine Street

Detroit, Michigan 48226

(313) 393-7523

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, no par value	5,000,000	$45.54	$227,700,000	$12,706	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon the average of the high and low prices of the registrant’s common stock on the NASDAQ Global Select Market on September 21, 2009.
(2)	The registration fee has been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 12, 2009

SYNTEL, INC.

5,000,000 Shares of Common Stock

The selling shareholders named in this prospectus under the caption “Selling Shareholders” may offer and sell, from time to time, up to 5,000,000 shares of our common stock. We will not receive any of the proceeds.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 3.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SYNT.” On November 11, 2009, the last reported sale price of our common stock on the NASDAQ Global Select Market was $39.69 per share.

Our executive offices are located at 525 E. Big Beaver Road, Suite 300, Troy, Michigan 48083, and our telephone number is (248) 619-2800.

Our business and an investment in our common stock involve a high degree of risk. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2009.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus and any prospectus supplements may include forward-looking statements that reflect our current views with respect to our plans, objectives, expectations, prospects and other future events. These statements include forward-looking statements both with respect to us, specifically, and our industry, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and any prospectus supplements and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Cautionary Statement. Before purchasing any securities, you should consider carefully all of the factors set forth or referred to in this prospectus and any other prospectus supplement that could cause actual results to differ.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about purchasing our common stock, you should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009, Quarterly Report on Form 10-Q for the second quarter ended June 30, 2009 and Quarterly Report on Form 10-Q for the third quarter ended September 30, 2009. All of these “Risk Factors” are incorporated by reference herein in their entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the Securities and Exchange Commission as described under “Where You Can Find More Information” below, which will also be incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks or uncertainties actually occurs, then our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. For more information see “Where You Can Find More Information” on page 5 of this prospectus.

OUR COMPANY

We were incorporated under Michigan law on April 15, 1980. We are a worldwide provider of information technology and Knowledge Process Outsourcing (KPO) services to Global 2000 companies. Our service offerings are grouped into four segments:

•	Applications Outsourcing, which consists of outsourcing services for ongoing management, development and maintenance of business applications;

•

KPO, which consists of high-value, customized outsourcing solutions that enhance critical back-office outsourced solutions such as transaction processing, loan servicing, retirement processing, and collections and payment processing and is focused primarily on the financial services, healthcare and insurance sectors.

•	e-Business, which consists of practice areas in Web solutions, Data Warehousing/Business Intelligence, Enterprise Resource Planning and Enterprise Applications Integration services; and

•	TeamSourcing®, which consists of professional Information Technology (IT) consulting services.

We believe that our service offerings are distinguished by our Global Delivery Model, a corporate culture focused on customer-service, responsiveness and our own internally-developed “intellectual capital,” which is based on a proven set of methodologies, practices and tools for managing the IT functions of our customers. Our Global Delivery Service provides us with flexibility to deliver to each customer a unique mix of services on-site at the customer’s location, off-site at our U.S. locations and offshore at Global Development Centers in Mumbai, Chennai and Pune, India. The benefits to the customer from this customized service approach include responsive delivery based on an in-depth understanding of the specific processes and needs of the customer, quick turnaround, access to the most knowledgeable personnel and best practices, resource depth, 24-hour support seven days a week and cost-effectiveness. By linking each of our service locations together through a dedicated data and voice network, we provide a seamless service capability to our customers around the world largely unconstrained by geography, time zones or cultures.

USE OF PROCEEDS

All net proceeds from the sale of the shares of common stock will go to the shareholder who offers and sells them. We will not receive any proceeds from this offering.

SELLING SHAREHOLDERS

The selling shareholders may include Bharat Desai, Neerja Sethi and certain trusts holding shares of our common stock over which Mr. Desai and Ms. Sethi exercise voting and dispositive power. The selling shareholders may from time to time sell some, all or none of the shares being registered hereby. In addition, the selling shareholders may sell, transfer or otherwise dispose of a portion of the shares owned by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know how long the selling shareholders will hold their shares before selling them. The shares of our common stock covered by this prospectus may also be sold by donees, pledgees and other transferees or successors-in-interest of the selling shareholders. See “Plan of Distribution” on page 3.

Bharat Desai is one of our co-founders and serves as our Chairman of the Board. He has been a director since our formation in 1980. Mr. Desai served as our Chief Executive Officer from our formation in April 1980 until February 2009 and as our President from our formation until December 2006. Mr. Desai is the spouse of Ms. Sethi.

Neerja Sethi is one of our co-founders and has served as Vice President, Corporate Affairs and a director since our formation in 1980. Ms. Sethi is the spouse of Mr. Desai.

The selling shareholders acquired the shares of our common stock that they may offer under this prospectus as founder shares and as a result of a stock split completed by the Company before its initial public offering in 1997 and a stock split completed by the Company in 1998.

The selling shareholders own additional shares of our common stock that have not been registered under the registration statement of which this prospectus is a part. They may sell, transfer or otherwise dispose of any shares of our common stock that are owned by them in transactions exempt from the registration requirements of the Securities Act.

The applicable prospectus supplement for any offering of the shares of common stock being registered hereby will include the following information:

•	The identity of the selling shareholders and the nature of any position, office or other material relationship that the selling shareholders have with us or any of our affiliates;

•	the number of shares of our common stock owned by the selling shareholders before and after the offering; and

•	the number of shares of our common stock offered for sale by the selling shareholders.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling shareholders. “Selling shareholders,” as used in this prospectus, includes donees and pledgees selling shares received from the named selling shareholders after the date of the prospectus. The selling shareholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise; or

•	in a combination of any of the above transactions.

A selling shareholder may sell shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The offering price of the shares from time to time will be determined by the selling shareholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ Global Select Market or any other exchange or market.

A selling shareholder may sell the shares through broker-dealers, acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. If this happens, broker-dealers or underwriters may receive discounts, concessions or commissions from the selling shareholder, or they may receive commissions from purchasers of shares for whom they acted as agents.

A selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

If the selling shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The selling shareholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement in effect between us and the selling shareholders, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, or we may be entitled to contribution. The selling shareholders will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees, any expenses of compliance with state securities or “blue sky” laws and all underwriting discounts and selling commissions, if any.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered by the selling shareholders by this prospectus has been passed upon by Daniel M. Moore, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company. Mr. Moore beneficially owns, or has rights to acquire under the Company’s employee benefit plans, an aggregate of less than 1% of the Company’s common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance upon the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2009 Annual Meeting of Shareholders);

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	Current Reports on Form 8-K filed on February 10, 2009, February 24, 2009, April 27, 2009, April 30, 2009, July 27, 2009, July 29, 2009 and October 29, 2009;

•	Any other filings we make pursuant to the Exchange Act after the filing date of the initial registration statement and prior to effectiveness of the registration statement; and

•	Description of our common stock contained in our registration statement on Form S-3 dated December 11, 2006.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write us at the following address:

Syntel, Inc.

Investor Relations

525 E. Big Beaver Road, Suite 300

Troy, Michigan 48083

(248) 619-2800

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone, including any dealer, salesperson or other person, to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Distribution

The following are the estimated expenses to be incurred in connection with the distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to Be Paid
Securities and Exchange Commission registration fee	$12,706
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Printing and engraving expenses	5,000
Miscellaneous	5,000

Total	$42,706

Item 15.	Indemnification of Directors and Officers

Michigan Business Corporation Act

Syntel is organized under the Michigan Business Corporation Act (the “Michigan Act”) which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The Michigan Act also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

The Michigan Act further requires Syntel to indemnify officers and directors whose defense on the merits or otherwise has been successful.

The Michigan Act also permits a Michigan corporation to purchase and maintain on behalf of a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, insurance against liabilities incurred in such capacities. Syntel has obtained a policy of directors’ and officers’ liability insurance.

Articles of Incorporation and Bylaws of the Company

Syntel’s Articles of Incorporation and Bylaws generally require Syntel to indemnify officers and directors to the fullest extent legally possible under the Michigan Act and provide that similar indemnification may be afforded employees and agents. The Articles and Bylaws further provide that the right to indemnification and advancement of expenses is a contract right.

Item 16. Exhibits

The list of exhibits is incorporated by reference from the Index to Exhibits on page E-1.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 12, 2009.

SYNTEL, INC.

By:	/S/ DANIEL M. MOORE
Daniel M. Moore,
Chief Administrative Officer, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 2009.

Signature	Title

* Bharat Desai	Chairman and Director

* Keshav Murugesh	Chief Executive Officer, President and Director (Principal Executive Officer)

* Arvind Godbole	Chief Financial Officer and Chief Information Security Officer (Principal Financial and Accounting Officer)

* Neerja Sethi	Director

* Paritosh K. Choksi	Director

* Thomas Doke	Director

* George R. Mrkonic, Jr.	Director

* Prashant Ranade	Director

* Vasant Raval	Director

*By:	/S/ DANIEL M. MOORE
Daniel M. Moore Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, and incorporated herein by reference.

4.2	Bylaws of the Registrant filed as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference.

5.1*	Opinion of Daniel M. Moore

23.1*	Consent of Crowe Horwath LLP

23.2*	Consent of Daniel M. Moore (included in Exhibit 5.1)

24*	Powers of Attorney (included on signature page of registration statement)

*	Filed previously

E-1